UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2021

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrants as specified in its charter)

Israel	001-16174	Not Applicable
(State or Other Jurisdiction of Incorporation))	(Commission File Number)	(IRS Employer Identification Number)

124 Dvora Hanevi’a Street Tel Aviv 6944020, Israel
(Address of Principal Executive Offices, including Zip Code)

+972- 3-914-8213

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Copies of communications to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, the Board of Directors (the “Board”) of Teva Pharmaceutical Industries Ltd. (“Teva” or the “Company”), elected Dr. Tal Zaks to serve as a member of the Board, effective October 1, 2021, until Teva’s 2022 annual meeting of shareholders. The Board determined that Dr. Zaks qualifies as an independent director under the listing rules of the New York Stock Exchange. The Board has appointed Dr. Zaks to serve on the Science and Technology Committee.

Dr. Zaks, M.D., Ph.D., age 56, has served as Chief Medical Officer of Moderna, Inc. since 2015 and has announced his departure effective late September 2021. During the period until his departure, he is serving as a special advisor to the CEO of Moderna. From 2010 to 2015, he held senior development positions at Sanofi, including Senior Vice President and Head of Global Oncology. From 2008 to 2010, he served as Vice President of Clinical Research, Oncology at Cephalon. From 2004 to 2008, he served as Director, Clinical Development and Translational Medicine at GlaxoSmithKline. From 1996-1999, he was a Postdoctoral Fellow at the National Cancer Institute. Dr. Zaks has also served as an adjunct Associate Professor of Medicine at the University of Pennsylvania since 2004 and as an adjunct Associate Professor of Medicine at Tufts Medical Center since 2017. He has served on the Board of Directors of Adaptimmune Therapeutics plc since 2016. Dr. Zaks received his M.D. and Ph.D. from Ben Gurion University in Israel, conducted post-doctoral research at the U.S. National Institutes of Health and completed clinical training in internal medicine at Temple University Hospital, followed by a fellowship in medical oncology at the University of Pennsylvania. He has also been awarded Ph.D. honoris causa from Bar-Ilan University.

Dr. Zaks has a unique combination of medical training, broad academic knowledge and experience and executive experience in the biopharmaceutical industry. His insights and experience in biopharmaceutical development, through his executive and non-executive roles, are expected to provide the Board with a broad scientific perspective and understanding of pharmaceutical product development, science and technology.

Dr. Zaks has declared in writing that he possesses the requisite skills and expertise, as well as sufficient time, to perform his duties as a director of Teva, as required pursuant to the Israeli Companies Law, 5759-1999.

Dr. Zaks will receive the same compensation as Teva’s other non-executive directors, which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Date: August 27, 2021	By:	/s/ Eli Kalif
	Name:	Eli Kalif
	Title:	Executive Vice President, Chief Financial Officer

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